UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTH AMERICAN GALVANIZING & COATINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	71-0268502
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

David H. Dingus

President & Chief Financial Officer

North American Galvanizing & Coatings, Inc.

5314 S. Yale Avenue

Suite 1000

Tulsa, Oklahoma 74135

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not Applicable

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐ Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Accelerated filer	☒
	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

North American Galvanizing & Coatings, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to the registration statement on Form S-3, Registration No. 333-61393 , filed on August 13, 1998 (the “Registration Statement”), pertaining to the Company’s shelf registration of 2,239,038 shares of common stock par value $0.10 per share, of the Company (the “Common Stock”).

On August 3, 2010, pursuant to an Agreement and Plan of Merger, dated as of March 31, 2010, by and among AZZ incorporated (“Parent”), Big Kettle Merger Sub, Inc., an indirect wholly-owned subsidiary of Parent (“Purchaser”), and the Company, Purchaser merged with and into the Company, with the Company being the surviving entity and becoming an indirect wholly owned subsidiary of Parent. The Company has filed a certification and notice of termination on Form 15 with respect to the Common Stock.

In accordance with an undertaking of the Company contained in the Registration Statement, as required by Item 512(a)(3) of Regulation S-K, to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement and terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on August 9, 2010.

NORTH AMERICAN GALVANZING & COATINGS, INC.

By: /s/ David H. Dingus
Name: David H. Dingus
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ David H. Dingus David H. Dingus	President and Chief Executive Officer, Director (Principal Executive Officer)	August 9, 2010

/s/ Dana L. Perry Dana L. Perry	Vice President and Chief Financial Officer, Director (Principal Financial and Accounting Officer)	August 9, 2010

/s/ Ashok E. Kolady	Director	August 9, 2010
Ashok E. Kolady

/s/ Tim E. Pendley	Director	August 9, 2010
Tim E. Pendley